       As filed with the Securities and Exchange Commission on November 25, 2003
                                                        Registration No. 333-[ ]

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     THE PNC FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                ----------------


             Pennsylvania                                  25-1435979
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-2000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                                ----------------


   THE PNC FINANCIAL SERVICES GROUP, INC. 1997 LONG-TERM INCENTIVE AWARD PLAN
                            (Full title of the plan)


                                ----------------


                               William S. Demchak
                    Vice Chairman and Chief Financial Officer
                     The PNC Financial Services Group, Inc.
                                  One PNC Plaza
                                249 Fifth Avenue
                       Pittsburgh, Pennsylvania 15222-2707
                                 (412) 762-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

 Title of securities to be       Amount to be      Proposed maximum     Proposed maximum        Amount of
         registered             registered (1)      offering price     aggregate offering     registration
                                                    per share (2)           price (2)              fee
 -------------------------      --------------     ----------------    ------------------     ------------
  Common Stock, $5.00
    Par Value (3)               20,000,000 (4)          $52.96           $1,059,200,000.00       $85,689.28


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities, which may become issuable pursuant to anti-dilution provisions of the 1997 Long-Term Incentive Award Plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h). Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on November 19, 2003 on the New York Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3) Each share of Common Stock includes a Preferred Share Purchase Right pursuant to the Registrant's Rights Agreement.

(4) This Registration Statement also relates to the shares registered under Form S-8 Registration Statement No. 33-54960, and Post-Effective Amendment No. 1 thereto, and to the shares registered under Form S-8 Registration Statement No. 333-53896. Shares issuable under the 1997 Long-Term Incentive Award Plan have been previously registered under the Securities Act of 1933, of which 18,852,536 (including shares relating to outstanding unexercised options) are being carried forward pursuant to this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The purpose of this Registration Statement is to register an additional 20,000,000 shares of Common Stock for issuance pursuant to The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan, as amended (the "Plan"). Pursuant to General Instruction E to Form S-8, except as set forth below, the contents of Registration Statement No. 33-54960, and Post-Effective Amendment No. 1 thereto, are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents, each as filed by The PNC Financial Services Group, Inc. (the "Corporation" or "PNC") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

- PNC's Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/As filed May 15, 2003 and October 23, 2003;

- PNC's Quarterly Reports on Form l0-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

- PNC's Current Reports on Form 8-K filed June 2, 2003, September 2, 2003, September 15, 2003, September 29, 2003, October 1, 2003, October 16, 2003 and November 3, 2003; and

- The description of PNC Common Stock contained in the Form 8-A that was filed by the Corporation in September 1987 and the Form 8-A filed on May 23, 2000.

     The Corporation also incorporates by reference any additional documents, other than information in such documents that the SEC allows us to furnish rather than file and any other information that the SEC allows us not to incorporate by reference, subsequently filed by the Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and each such document shall be a part of this Registration Statement from the respective date of filing of each such document. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as Proxy Statements. Information in any documents that the Corporation subsequently files with the SEC will automatically update and replace the information previously filed with the information incorporated by reference into this Registration Statement. Any statement or information so modified or replaced shall not be deemed, except as so modified or replaced, to be part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) ("PA BCL"), PNC has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PA BCL, PNC has the power to pay expenses (including attorneys' fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

         Section 1746 of the PA BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         PNC's By-Laws generally provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC's By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. Section 18 of the Plan (Exhibit 99.1 of this Registration Statement) also provides for indemnification of members of the Plan Committee. PNC has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the Corporation's directors and officers in connection with the performance of their duties.

ITEM 8.  EXHIBITS
         --------

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference. Incorporated document references to filings by the Registrant are to SEC File No. 1-9718.

Exhibit 4.1                   Articles of Incorporation of the Registrant, as amended and restated as of
                              April 24, 2001, are incorporated by reference to Exhibit 3.1 to the
                              Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
                              2001.

Exhibit 4.2                   By-Laws of the Registrant, as amended and restated, are incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for
                              the year ended December 31, 2002, as amended.

Exhibit 4.3                   Rights Agreement between the Registrant and The Chase Manhattan Bank dated
                              May 15, 2000, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, is
                              incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-A
                              filed May 23, 2000.

Exhibit 4.4                   First Amendment to Rights Agreement between the Registrant, The Chase
                              Manhattan Bank, and Computershare Investor Services, LLC dated January 1,
                              2003 is incorporated by reference to Exhibit 4.8 to the Registrant's Annual
                              Report on Form 10-K for the year ended December 31, 2002, as amended.

Exhibit 23.1                  Consent of Deloitte & Touche LLP, independent auditors for the Registrant, is filed herewith.

Exhibit 23.2                  Consent of Ernst & Young LLP, former independent auditors for the Registrant, is filed herewith.

Exhibit 24                    Power of Attorney is filed herewith.


Exhibit 99.1                  The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan,
                              as amended, is incorporated by reference to Exhibit 10.5 to the Registrant's
                              Annual Report on Form 10-K for the year ended December 31, 2002, as amended.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 25, 2003.

                                       THE PNC FINANCIAL SERVICES GROUP,
                                       INC.



                                       By:  /s/ Samuel R. Patterson
                                            -----------------------
                                            Samuel R. Patterson
                                            Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 SIGNATURE                                       TITLE                              DATE

*                                             Chairman, Chief Executive Officer and        November 25, 2003
----------------------------------------      Director (Principal Executive Officer)
James E. Rohr



*                                             Vice Chairman and Chief Financial Officer    November 25, 2003
----------------------------------------      (Principal Financial Officer)
William S. Demchak



/s/ Samuel R. Patterson                       Controller (Principal Accounting Officer)    November 25, 2003
----------------------------------------
Samuel R. Patterson

*                                             Director                                     November 25, 2003
----------------------------------------
Paul W. Chellgren



*                                             Director                                     November 25, 2003
----------------------------------------
Robert N. Clay



*                                             Director                                     November 25, 2003
----------------------------------------
J. Gary Cooper



*                                             Director                                     November 25, 2003
----------------------------------------
George A. Davidson, Jr.



*                                             Director                                     November 25, 2003
----------------------------------------
Richard B. Kelson



*                                             Director                                     November 25, 2003
----------------------------------------
Bruce C. Lindsay



*                                             Director                                     November 25, 2003
----------------------------------------
Anthony A. Massaro



*                                             Director                                     November 25, 2003
----------------------------------------
Thomas H. O'Brien



*                                             Director                                     November 25, 2003
----------------------------------------
Jane G. Pepper

*                                             Director                                     November 25, 2003
----------------------------------------
Lorene K. Steffes



*                                             Director                                     November 25, 2003
----------------------------------------
Dennis F. Strigl



*                                             Director                                     November 25, 2003
----------------------------------------
Stephen G. Thieke




*                                             Director                                     November 25, 2003
----------------------------------------
Thomas J. Usher



*                                             Director                                     November 25, 2003
----------------------------------------
Milton A. Washington



*                                             Director                                     November 25, 2003
----------------------------------------
Helge H. Wehmeier







*By:   /s/ Karen M. Barrett
       --------------------
       Karen M. Barrett, Attorney-in-Fact,
         pursuant to Powers of Attorney filed
         herewith

INDEX TO EXHIBITS
-----------------

Exhibit 4.1                   Articles of Incorporation of the Registrant, as amended and restated as of
                              April 24, 2001, are incorporated by reference to Exhibit 3.1 to the
                              Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
                              2001.

Exhibit 4.2                   By-Laws of the Registrant, as amended and restated, are incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for
                              the year ended December 31, 2002, as amended.

Exhibit 4.3                   Rights Agreement between the Registrant and The Chase Manhattan Bank dated
                              May 15, 2000, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, is
                              incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-A
                              filed May 23, 2000.

Exhibit 4.4                   First Amendment to Rights Agreement between the Registrant, The Chase
                              Manhattan Bank, and Computershare Investor Services, LLC dated January 1,
                              2003 is incorporated by reference to Exhibit 4.8 to the Registrant's Annual
                              Report on Form 10-K for the year ended December 31, 2002, as amended.

Exhibit 23.1                  Consent of Deloitte & Touche LLP, independent auditors for the Registrant, is filed herewith.

Exhibit 23.2                  Consent of Ernst & Young LLP, former independent auditors for the Registrant, is filed herewith.

Exhibit 24                    Power of Attorney is filed herewith.

Exhibit 99.1                  The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan,
                              as amended, is incorporated by reference to Exhibit 10.5 to the Registrant's
                              Annual Report on Form 10-K for the year ended December 31, 2002, as amended.
